UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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PLUG POWER INC.
(Name of Registrant as Specified In Its Charter)
N/A
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PLUG POWER INC.

968 Albany Shaker Road

Latham, NY 12110

May 6, 2011

Dear Fellow Stockholders:

On May 6, 2011, Plug Power Inc., a Delaware corporation (the “Company”), entered into a Standstill and Support Agreement (the “Governance Agreement”) with OJSC “INTER RAO UES,” an open joint stock company organized under the laws of the Russian Federation (“INTER RAO”), and OJSC “Third Generation Company of the Wholesale Electricity Market,” an open joint stock company organized under the laws of the Russian Federation (“OGK-3,” and together with INTER RAO, the “Stockholders”).  OGK-3 directly holds approximately 33.59% of the Company’s outstanding shares of common stock, par value $0.01 per share (the “Shares”), and is a majority-owned subsidiary of INTER RAO.  As described in more detail below, in addition to customary representations and covenants, the Governance Agreement provides for certain voting support arrangements, director designation rights and standstill arrangements.

Support Arrangements

The Governance Agreement provides, among other things, that during the period commencing on the date of the Governance Agreement and ending upon the election of directors at the Company’s annual meeting of stockholders to be held in 2016 (the “Support Period”), the Stockholders shall cause the Shares beneficially owned by them and/or their respective affiliates or associates as of the record date for any annual or special meeting of stockholder of the Company: (i) to be present for quorum purposes for any such meeting, (ii) with respect to the election of directors, to be voted in accordance with the recommendation of the board of directors of the Company (the “Board”) and withheld from any nominee that is not recommended by the Board, and (iii) with respect to each other matter brought before such meeting, to be voted at least seven days prior to the date thereof.

Notwithstanding the foregoing, the Governance Agreement provides that the Stockholders shall cause all Shares beneficially owned by them and/or their affiliates or associates, as of the record date for the 2011 annual meeting of the stockholders of the Company: (i) to be present for quorum purposes, (ii) to be voted in favor of the nominees for election as directors of the Company and withheld from any nominee that is not recommended by the Board, (iii) to be voted in favor of each other matter brought before such meeting upon the recommendation of the Board and set forth in the Company’s definitive proxy statement for such meeting filed with the Securities and Exchange Commission (the “SEC”), and (iv) to be voted against any proposal made by a stockholder that is not recommended by the Board.

In order to facilitate the foregoing, under the terms of the Governance Agreement, the Stockholders granted the Company, subject to certain limitations, an irrevocable proxy to vote the Shares beneficially owned by the Stockholders in accordance with the terms of support provisions of the Governance Agreement in the event such shares are not counted as present and voted at least seven days prior to the date of the applicable stockholder meeting.

Director Designees

            The Governance Agreement further provides that as soon as practicable after the 2011 annual meeting of stockholders of the Company (and in no event later than June 30, 2011), the Board will increase the size of the Board to seven members and appoint two designees of INTER RAO to fill the resulting vacancies, provided that the designees must satisfy the Company’s director qualification criteria provided in the Company’s Corporate Governance Guidelines.  Such nominees will serve as Class II and Class III directors, with terms expiring at the Company’s 2013 and 2014 annual meetings of stockholders, respectively.  Upon the expiration of the term of the Class II nominee, the Company shall re-nominate such INTER RAO nominee (or another individual designated by INTER RAO), but only if the Stockholders continue to beneficially own Shares representing at least 20% of the Company’s total outstanding Shares.  Upon the expiration of the term of the Class III nominee, the Company shall re-nominate such INTER RAO nominee (or another individual designated by INTER RAO), provided that the Board will not be required to make such re-nomination if either (i) the Stockholders beneficially own Shares representing at least 10% but less than 20% of the Company’s total outstanding Shares and at least one of INTER RAO’s designees is already serving on the Board or INTER RAO has the right to have at least one designee serving (in each case, other than the Class III nominee), or (ii) the Stockholders beneficially own less than 10% of the Company’s total outstanding Shares.  INTER RAO has agreed that its director designees shall not be entitled to receive any compensation from the Company in connection with their service on the Board for the first year of service as directors of the Company.

Standstill Arrangements

            The Governance Agreement also provides that during the Support Period, none of the Stockholders nor any of their affiliates or associates will, without the written consent of the Board, directly or indirectly: (i) with certain limited exceptions, acquire or propose to acquire, or finance or participate in the financing of the acquisition of, any of the assets, business or securities of the Company or any of its subsidiaries, (ii) form, join, become a member of or in any way participate in a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than any “group” to the extent such “group” could be deemed to exist among parties consisting solely of the Stockholders and/or their affiliates or associates), with respect to any equity securities of the Company, (iii) solicit proxies for the voting of any securities of the Company in connection with any election contest, or otherwise become a participant, directly or indirectly, in any solicitation of proxies in connection with any election contest or exempt solicitation under Rule 14a-2(b)(1) under the Exchange Act relating to an election contest, or (iv) nominate or propose any person as a director of the Company, other than nominations made in a non-public manner in accordance with the policy relating to the consideration of director candidates recommended by security holders established from time to time by the Company’s Corporate Governance and Nominating Committee.

OGK-3 is also a party to the Company’s previously disclosed Investor Rights Agreement and Registration Rights Agreement, each dated June 29, 2006, as amended, which are included as Exhibits 10.9 and 10.10, respectively, to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2011.

Amendment to Shareholder Rights Agreement

On May 6, 2011, contemporaneously with the execution of the Governance Agreement, the Company entered into an Amendment (the “Amendment”) to the Shareholder Rights Agreement, dated as of June 23, 2009, between the Company and American Stock Transfer & Trust Company LLC, as rights agent (the “Rights Agreement”).  The terms of the Amendment amend the Rights Agreement to provide that, generally, any deemed ownership of Shares by INTER RAO and its affiliates or associates will not cause the Preferred Stock Purchase Rights to become exercisable under the Rights Agreement unless INTER RAO or such affiliates or associates acquire beneficial ownership of Shares representing more than 34.09% (the “INTER RAO Grandfathered Percentage”) of the total outstanding Shares.

On March 29, 2011, INTER RAO filed a Form 3 with the SEC disclosing that as of the date thereof, INTER RAO directly owned 81.9267% of the shares of OGK-3.  OGK-3 is the beneficial owner of 44,626,939 Shares, or approximately 33.59% of the Company's outstanding Shares (the “Applicable Shares”).  In the Form 3, INTER RAO disclosed that, by virtue of the acquisition of such OGK-3 shares, INTER RAO could, pursuant to Section 16 of the Exchange Act, be deemed to have the power to vote or direct the voting of and the power to dispose or direct the disposition of, such Shares and that INTER RAO could be deemed to be the beneficial owner of the Applicable Shares.  In its Form 3, INTER RAO expressly disclaimed, for all purposes, beneficial ownership of all Shares directly owned by OGK-3 and that such report shall not be deemed an admission that INTER RAO is the beneficial owner of such Shares for any purpose.  On May 6, 2011, the Company entered into the Amendment as described above, establishing the INTER RAO Grandfathered Percentage at 33.59% plus an additional 0.5%. Although INTER RAO has disclaimed beneficial ownership of the Applicable Shares, the Amendment may not be effective to exclude INTER RAO from the definition of an acquiring person under the Rights Agreement if INTER RAO were deemed to have acquired beneficial ownership of the Applicable Shares prior to execution of the Amendment.

Important Information

In connection with the solicitation of proxies, on April 11, 2011, the Company filed a definitive proxy statement with the SEC in connection with the Company’s 2011 annual meeting of stockholders (the “Proxy Statement”). THE COMPANY’S STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY MATERIALS AND ANY OTHER RELEVANT MATERIALS FILED BY THE COMPANY WITH THE SEC BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION. The Proxy Statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at www.sec.gov. The Company’s definitive proxy materials, including the Proxy Statement, are also available for free from the Company at www.plugpower.com, by writing to Investor Relations at Plug Power Inc., 968 Albany Shaker Road, Latham, NY 12110, or by calling (518) 782-7700. The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Statement.

The Company and its directors, nominees and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Company’s 2011 annual meeting of stockholders.  Information concerning the interests of participants in the solicitation of proxies is included in the Proxy Statement.

Executed Proxies; Revocation

Shares represented by properly executed proxies received by the Company and not revoked will be voted at the 2011 annual meeting of stockholders in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted “FOR” the election of the one nominee of the Board as a Class III director of the Company (Proposal 1); “FOR” the approval of the Company’s Second Certificate of Amendment of Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Shares (Proposal 2); “FOR” the approval of the Company’s 2011 Stock Option and Incentive Plan (Proposal 3); “FOR” the approval of the advisory resolution regarding the compensation of the Company’s named executive officers (Proposal 4); and “FOR” the approval of the advisory proposal that an advisory vote on the compensation of the Company’s named executive officers be included in the Company’s proxy statement every three (3) years (Proposal 5), each as described in the Proxy Statement.  It is not anticipated that any matters other than those set forth in the Proxy Statement will be presented at the 2011 annual meeting of stockholders. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

Your vote is important. If you have not already done so, the Board requests that you promptly sign, date and return the proxy card delivered along with the Proxy Statement, which is solicited by the Board, in accordance with the instructions contained in the Proxy Statement. You do not have to take any action if you have previously voted your Shares and do not wish to change your vote.  If you have previously voted your Shares and wish to change your vote, you should follow the instructions below regarding how to submit a new proxy or voting instructions.

Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by (1) giving written notice of such revocation to the Corporate Secretary of the Company, (2) submitting a new proxy by telephone, internet or proxy card after the date of the previously submitted proxy (or submitting new voting instructions with respect to Shares held in street name), or (3) attending the 2011 annual meeting of stockholders and voting in person. Attendance at the 2011 annual meeting of stockholders will not, by itself, revoke a proxy.  Questions regarding how to submit a proxy card or voting instructions may be directed to Investor Relations at Plug Power Inc., 968 Albany Shaker Road, Latham, NY 12110, or (518) 782-7700.

For additional information regarding the voting and revocation of proxies, see the Proxy Statement and the other definitive proxy materials the Company files with the SEC.

Sincerely,

Andrew Marsh
President and Chief Executive Officer